UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 15, 2006

SPECTRE GAMING, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-25764	41-1675041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14200 23rd Avenue N.
Minneapolis, MN 55447
(Address of principal executive offices) (Zip code)

(763) 553-7601
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Development and License Agreement

On May 15, 2006, the Company received an executed counterpart to a Development and License Agreement with Global Gaming Group, Inc., a Nevada corporation (commonly referred to as “G3”). Under the agreement, G3 will develop content for up to 20 new video-redemption games for the Company. By mutual agreement, the Company and G3 may increase the number of games that G3 will create and deliver to the Company. Furthermore, the Company has the option, subject to the consent of G3 that is not to be unreasonably withheld, to have G3 create and deliver up to ten additional games. The agreement provides for an initial three-year term, subject to customary early-termination provisions.

G3 provided the Company with a license for games developed under the agreement. In consideration for that license, the Company agreed to pay G3 a non-refundable license fee. In addition, the Company agreed to make certain royalty payments to G3 based on the profit of gaming devices embodying any game developed by G3 under the agreement.

Under the agreement, G3 will provide the Company with technical assistance in the process of porting the developed games and related deliverables to the Company operating platform of choice, when and as reasonably requested by the Company. In addition, G3 will provide reasonable consulting, reasonable technical assistance, reasonable error-correction services, and reasonable support, including but not limited to reasonable efforts to design, code and implement programming changes to the games and deliverables to correct reproducible errors therein so that such items conform to pertinent specifications.

The agreement also contained two other covenants among the parties. First, the Company agreed to utilize G3’s games in no fewer than 75% of its United States routes, subject to certain conditions. Second, G3 agreed to grant the Company the exclusive right to license games and content from G3 for video lottery terminals in any particular gaming jurisdiction in which (i) the Company has theretofore placed video-redemption games in operation (ii) that jurisdiction subsequently legalizes video lottery terminals, and (iii) no other third party has at that time been granted rights in such jurisdiction to any G3 games licensed under the agreement for utilization in video lottery terminal gaming devices. Video lottery terminals are games of skill or chance that accept wagers, and are sponsored by an agency of a state government and controlled by such state’s lottery.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRE GAMING, INC.:

Date: May 15, 2006	By:	/s/ Kevin M. Greer
Kevin M. Greer, Chief Financial Officer